Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-38068) of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule which appear in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ RUBIN, BROWN, GORNSTEIN & CO. LLP
-------------------------------------

Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
July 24, 2000